Exhibit 3.11

W. Fox McKeithen Secretary of State	LOUISIANA PARTNERSHIP REGISTRATION FORM
Enclose $75.00 filing fee Make remittance payable to Secretary of State Do Not Send Cash	Return to:	Commercial Division P.O. Box 94125 Baton Rouge, LA 70804-9125 Phone (504) 925-4704
CHECK ONE:	☒ Original Filing	☐ Amendment

Current Partnership Name: Texas Unwired

Previous Partnership Name: n/a

Louisiana municipal address of principal place of business: One Lakeshore Drive, Suite 1900, Lake Charles, Louisiana 70629

Effective date of contract: October 22, 1999	Telephone (318) 436-9000
Month, Day, Year

Federal tax identification number: 72-1457317

Name and municipal address of each partner: (Attach addendum if needed)

Louisiana Unwired, LLC

Name

One Lakeshore Drive, Suite 1900, Lake Charles, LA 70629

Address

Fort Bend Telephone Company

Name

1260 Pin Oak Road, Suite 204, Katy, TX 77494

Address

XIT Leasing, Inc.

Name

314 West Texas Street, Brazoria, TX 77422

Address

____________________________________________________________________________________________________________

Name

/s/ illegible signature Assistant Manager of Managing Partner (318) 436-9000

Signature, Title and Telephone of person completing form